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                                                                    EXHIBIT 24.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Amendment No. 1 to Form S-3 No. 33-76134) and the related Prospectus of Sizeler Property Investors, Inc. of our report dated February 3, 1995, with respect to the consolidated financial statements and schedules of Sizeler Property Investors, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1994.

                                   [Signature of Ernst & Young LLP appears here] ERNST & YOUNG LLP

Jackson, Mississippi
August 18, 1995